UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

VERSO PAPER HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on January 26, 2016, Verso Corporation (“Verso”) and substantially all of its direct and indirect subsidiaries, including Verso Paper Holdings LLC (“Verso Holdings” and collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Confirmation of Plan of Reorganization

On June 23, 2016, the Bankruptcy Court entered an order, Docket No. 1223 (the “Confirmation Order”), attached hereto as Exhibit 2.1, confirming the Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 22, 2016 (the “Plan”). The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the “Plan Supplement”. A copy of the Plan is attached hereto as Exhibit 2.2.

The Plan is not yet effective. The Plan will not become effective until certain conditions are satisfied or waived, including, but not limited to, (a) the Exit Credit Agreements, the Warrant Agreement, and the Management Incentive Plan, will, to the extent applicable, have been executed and delivered, and any conditions (other than the occurrence of the Effective Date (as defined below) or certification that the Effective Date has occurred) contained therein will have been satisfied or waived in accordance therewith; (b) all necessary actions, documents, certificates, and agreements necessary to implement the Plan on the Effective Date will have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws; and (c) all applicable governmental authorities will have granted any necessary consents and approvals required for the Debtors to emerge from chapter 11 pursuant to the Plan and any statutory waiting periods will have expired (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976). The date on which all conditions to the effectiveness of the Plan have been satisfied or waived will be the “Effective Date” of the Plan. It is also possible that amendments could be made to the Plan prior to effectiveness.

The following is a summary of certain provisions of the Plan, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order, and is not intended to be a complete description of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan (including the Plan Supplement), which is attached hereto as Exhibit 2.2 and is incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Treatment of Claims

The Plan contemplates that:

•	Holders of Allowed Administrative Expense Claims, Priority Tax Claims and Priority Non-Tax Claims will be paid in full.

•	Holders of Allowed Claims based on funded indebtedness will receive 100% of the New Common Stock of Reorganized Verso Corporation, with such stock distributed 50% to Holders of Verso First Lien Claims (who will also receive Plan Warrants for the purchase of 5% of the Class A Common Stock (as defined below) of Reorganized Verso Corporation, subject to dilution by the Management Incentive Plan), 47% to Holders of NewPage Roll-Up DIP Claims and NewPage Term Loan Claims, 2.85% to Holders of Verso Senior Debt Claims, and 0.15% to Holders of Verso Subordinated Debt Claims, in each case subject to dilution caused by the Plan Warrants and the Management Incentive Plan.

•	Holders of Allowed General Unsecured Claims Against Asset Debtors will receive their pro rata distribution of $3 million in Cash. Holders of Allowed General Unsecured Claims Against De Minimis Asset Debtors will receive no recovery under the Plan.

•	The Debtors will pay in full or reach settlements with all Holders of Allowed Claims arising under section 503(b)(9) of the Bankruptcy Code.

•	The Debtors and the Reorganized Debtors will irrevocably and unconditionally release, waive, and discharge any Claims or Causes of Action that they have, had, or may have that are based on sections 544, 547, 548, 549, and/or 550 of the Bankruptcy Code and analogous non-bankruptcy law for all purposes.

•	The Holders of NewPage Term Loan Claims, Verso 2012 First Lien Notes Claims, Verso 2015 First Lien Notes Claims, and Verso Cash Flow Claims will not receive any portion of the General Unsecured Claims Cash Distribution.

Exit Financing

Verso Holdings expects to enter into (i) an asset-based revolving credit agreement that provides for revolving loan commitments of up to $375 million (the “Exit ABL Facility”) and (ii) a senior secured term loan agreement that provides for term loan commitments of up to $220 million with available loan proceeds of $198 million (the “Exit Term Loan Facility” and, together with the Exit ABL Facility, the “Exit Credit Facilities”). The Exit ABL Facility will mature on the date that is five years after the Effective Date. The term loans provided under the Exit Term Loan Facility are subject to quarterly amortization of the aggregate principal amount of the term loans outstanding immediately after the Effective Date in amounts to be agreed. All unpaid principal amounts of the term loans are due on the date that is five years and ninety-one days after the Effective Date. Wells Fargo Bank, National Association, will serve as administrative agent under the Exit ABL Facility, and Barclays Bank Plc will serve as administrative agent under the Exit Term Loan Facility.

Verso Holdings expects the outstanding borrowings under the Exit ABL Facility to bear interest at a per annum rate equal to, at the option of Verso Holdings, either (i) a customary London interbank offered rate plus an applicable margin ranging from 1.25% to 2.00% or (ii) a customary base rate plus an applicable margin ranging from 0.25% to 1.00%, determined based upon the average excess availability under the Exit ABL Facility. Verso Holdings is also required to pay a commitment fee for the unused portion of the Exit ABL Facility, which ranges from 0.25% to 0.375% per annum, based upon the average revolver usage under the Exit ABL Facility. Verso Holdings expects the outstanding borrowings under the Exit Term Loan Facility to bear interest at a rate equal to a customary London interbank offered rate (subject to a floor of 1%) plus 11.00%.

The proceeds of the borrowings under the Exit Credit Facilities will be used (i) for working capital and general corporate purposes, including permitted acquisitions, (ii) to repay outstanding indebtedness under the debtor-in-possession credit facilities of Verso Holdings and its subsidiaries, (iii) to pay outstanding allowed administrative expenses and allowed claims in accordance with the Plan, and (iv) to pay fees, costs and expenses related to and contemplated by the Exit Credit Facilities and Verso Holdings’ emergence from bankruptcy.

All obligations under the Exit Credit Facilities will be unconditionally guaranteed by Verso Paper Finance Holdings LLC, a subsidiary of Verso and a Debtor (“Verso Finance”), and certain of the subsidiaries of Verso Finance and will be secured by liens on certain assets of Verso Finance and liens on substantially all of the assets of Verso Holdings and the other guarantor subsidiaries. The security interest with respect to the Exit ABL Facility will consist of a first-priority lien on the current assets of Verso Holdings and the guarantor subsidiaries excluding Verso Finance, including accounts, inventory, deposit accounts, securities accounts and commodities accounts (the “ABL Priority Collateral”) and a second-priority lien on all other collateral (the “Term Loan Priority Collateral”). The security interest with respect to the Exit Term Loan Facility will consist of a first-priority lien on the Term Loan Priority Collateral and a second-priority lien on the ABL Priority Collateral.

The Reorganized Debtors expect to borrow approximately $380-400 million under the Exit Credit Facilities on or about the Effective Date, which will provide them with available loan proceeds of approximately $358-378 million, consisting of (i) the borrowing of $160-180 million under the Exit ABL Facility and (ii) the borrowing of $220 million under the Exit Term Loan Facility with available loan proceeds of $198 million.

Shared Services Agreement

The Shared Services Agreement among Verso, NewPage Holdings Inc., and NewPage Corporation will be terminated on the Effective Date, and all claims thereunder will be cancelled, released and discharged.

Management Incentive Plan; Employment Matters

Ten percent of the shares of New Common Stock that are issued and outstanding on the Effective Date, on a fully-diluted basis (which includes the 1,810,034 shares of New Common Stock issuable upon exercise of the Plan Warrants), will be reserved for issuance under the Management Incentive Plan for purposes of issuing equity awards to directors, officers, employees and other eligible service providers of the Reorganized Debtors.

The Reorganized Debtors will honor the Debtors’ written contracts, agreements, policies, programs and plans relating to their directors, officers and employees, other than any existing plans providing for the issuance of equity to such persons.

Post-Emergence Directors and Officers

On the Effective Date, the terms of the current directors and officers of each Debtor will expire, and the initial directors and officers of each of the Reorganized Debtors will be appointed in accordance with the applicable organizational documents of the Reorganized Debtors. Under the Plan, as of the Effective Date, the following persons will cease to serve as directors of Verso: Michael E. Ducey, Thomas Gutierrez, Scott M. Kleinman, David W. Oskin, Eric L. Press, L.H. Puckett, Jr., Reed B. Rayman and David B. Sambur. Pursuant to the Plan, as of the Effective Date, Robert M. Amen and David J. Paterson, who are existing directors of Verso, together with Alan J. Carr, Eugene I. Davis, Alan S. Dawes, Jerome L. Goldman and Jay Shuster, will become directors of Reorganized Verso Corporation. The persons chosen to serve as directors of Reorganized Verso Corporation were selected by the Consenting Creditor Groups in accordance with the terms of the Plan and the Restructuring Support Agreement. In addition, pursuant to the Plan, as of the Effective Date, the officers of each of the Reorganized Debtors will consist of the following existing officers of Verso: David J. Paterson, President and Chief Executive Officer; Lyle J. Fellows, Senior Vice President of Manufacturing and Energy; Allen J. Campbell, Senior Vice President and Chief Financial Officer; Michael A. Weinhold, Senior Vice President of Sales, Marketing and Product Development; Peter H. Kesser, Senior Vice President, General Counsel and Secretary; Kenneth D. Sawyer, Senior Vice President of Human Resources and Communications; and Benjamin Hinchman, IV, Vice President and Chief Information Officer.

Equity Securities to be Authorized, Issued and Reserved for Issuance After Emergence

Verso currently has 81,822,507 shares of common stock, par value $0.01 per share, issued and outstanding. On the Effective Date, all outstanding shares of Verso’s common stock will be cancelled and extinguished.

On the Effective Date, Reorganized Verso Corporation will file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation authorizing the issuance of 210,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), 40,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with the Class A Common Stock, the “New Common Stock”), and 50,000,000 shares of preferred stock, par value $0.01 per share. The Class B Common Stock will have identical terms to the Class A Common Stock, except that the Class B Common Stock will not be listed on any securities exchange. Shares of Class B Common Stock may be converted into shares of Class A Common Stock at any time, while shares of Class A Common Stock may be converted into shares of Class B Common stock only during the first 90 days after the Effective Date.

On the Effective Date, Reorganized Verso Corporation will issue or reserve for issuance shares of New Common Stock for distribution in accordance with the Plan. Pursuant to the Plan, 34,390,640 shares of New Common Stock will be issued to the Holders of Allowed Claims as discussed above under “Treatment of Claims.” In addition, Reorganized Verso Corporation will issue Plan Warrants to purchase 1,810,034 shares of Class A Common Stock (subject to adjustments pursuant to the terms of the Plan Warrants), at an initial exercise price of $27.86 per share (subject to adjustments pursuant to the terms of the Plan Warrants), to the Holders of the Allowed Verso First Lien Claims. Reorganized Verso Corporation will reserve for issuance the number of shares of Class A Common Stock purchasable pursuant to the terms of the Plan Warrants, as adjusted. Finally, 3,620,067 shares of Class A Common Stock will be reserved for issuance pursuant to incentive awards to be granted under the Management Incentive Plan.

NYSE Listing of Class A Common Stock

Verso has applied to list the Class A Common Stock for trading on the New York Stock Exchange (the “NYSE”). Verso expects that as soon as reasonably practicable following the Effective Date, the Class A Common Stock will be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be listed for trading on the NYSE.

Treatment of Executory Contracts or Unexpired Leases

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, subject to certain exceptions described in the Plan, all executory contracts and unexpired leases of the Debtors will be deemed assumed, except that (a) any executory contracts and unexpired leases that exist between any of the De Minimis Asset Debtors and any Person will be deemed rejected by the Debtors; (b) any executory contracts and unexpired leases that previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court will be treated as provided in such Final Order; (c) any executory contracts and unexpired leases listed on the Schedule of Rejected Contracts and Leases filed as part of the Plan Supplement will be deemed rejected as of the Effective Date; and (d) all executory contracts and unexpired leases that are the subject of a separate motion to assume or reject that is pending on the Effective Date will be treated as provided for in the Final Order resolving such motion.

Third Party Releases

On the Effective Date, pursuant to the Plan (unless otherwise specified in the Confirmation Order), to the maximum extent permitted by applicable law, certain Holders of Claims will be deemed to release, waive and discharge the Released Parties, which include, among others, the Debtors, the Reorganized Debtors, and certain creditors and equity holders of the Debtors, from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, Causes of Action, and liabilities based in whole or in part on any act, omission, transaction, event or other occurrence or circumstances taking place on or before the Effective Date, in any way relating to the Debtors or the Chapter 11 Cases or any investment by any Released Party in any of the Debtors (among other matters); provided, however, that such release does not release acts of fraud, gross negligence, or willful misconduct or any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

Assets and Liabilities

As of May 31, 2016, the total assets and liabilities of Verso were approximately $2.5 billion and $3.8 billion, respectively. This financial information has not been audited or reviewed by Verso’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Item 7.01	Regulation FD Disclosure

On June 23, 2016, Verso issued a press release announcing the Confirmation Order, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. This information, including Exhibit 99.1, furnished pursuant to Item 7.01 is not to be considered “filed” under the Exchange Act and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on Verso’s and Verso Holdings’ historical or anticipated financial results. Although Verso and Verso Holdings believe that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Verso and Verso Holdings and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements: the Debtors’ ability to satisfy the conditions precedent to the Effective Date, including the ability of the Debtors to gain access to funding under the Exit Credit Facilities; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and Verso’s ability to list its Class A Common Stock for trading on the NYSE. New factors emerge from time to time, and it is not possible for Verso and Verso Holdings to predict all of them, nor can they assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Verso and Verso Holdings, therefore, caution you against relying on these forward-looking statements. All forward-looking statements attributable to Verso or Verso Holdings or persons acting on Verso’s or Verso Holdings’ behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Verso and Verso Holdings undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Order Confirming Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code on June 23, 2016

2.2	Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

99.1	Press release issued by Verso on June 23, 2016.

The Bankruptcy Court filed the following exhibits to the Confirmation Order, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K. Verso and Verso Holdings will furnish supplementally a copy of any exhibit to the Confirmation Order to the Securities and Exchange Commission upon request.

•	Exhibit A: the Plan

•	Exhibit B: Notice of Effective Date

In addition, the Debtors filed with the Bankruptcy Court the following exhibits to the Plan, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K. Verso and Verso Holdings will furnish supplementally a copy of any exhibit to the Plan to the Securities and Exchange Commission upon request.

•	Exhibit B to Notice of Filing of Plan Supplement Pursuant to the Plan: Exit Term Loan Agreement Term Sheet

•	Exhibit G to Notice of Filing of Plan Supplement Pursuant to the Plan: Directors and Officers of the Reorganized Debtors

•	Exhibit L to Second Notice of Filing of Plan Supplement Pursuant to the Plan: Warrant Agreement

•	Exhibit 1 to Third Notice of Filing of Plan Supplement Pursuant to the Plan: Blackline of Exhibit B (Exit Term Loan Agreement Term Sheet)

•	Exhibit 2 to Third Notice of Filing of Plan Supplement Pursuant to the Plan: Blackline of Exhibit G (Directors and Officers of Reorganized Debtors)

•	Exhibit 3 to Third Notice of Filing of Plan Supplement Pursuant to the Plan: Blackline of Exhibit L (Warrant Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

VERSO PAPER HOLDINGS LLC

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Order Confirming Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code on June 23, 2016.

2.2	Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

99.1	Press release issued by Verso on June 23, 2016.